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                                                                   EXHIBIT 23.11

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated, 19 November 1999 relating to the financial statements of Worldwide Web Services Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Reading
United Kingdom
February 3, 2000